Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE:	§
	§	CHAPTER 11
GLOBAL CAPACITY HOLDCO,	§
LLC,1	§	CASE NO. 10-12302-PJW
§
DEBTORS	§
§

NOTICE OF SALE CLOSING

Global Capacity Holdco, LLC et al (the “Debtors”) and Pivotal Global Capacity, LLC and GC Pivotal, LLC (jointly, “Pivotal”), hereby notify the Court and all parties in interest that the sale of substantially all assets of the Debtors (the “Sale”) approved by the Court on January 26, 2011 (the “Sale Order”) [DE 611]2 closed on May 16, 2011.

A copy of the final, executed Asset Purchase Agreement (the “Modified Pivotal APA”) is attached hereto as Exhibit 1, with the final, closing version of Schedules thereto.  A copy of the redline of Exhibit 1 to the version of the Modified Pivotal APA filed with the Court on January 13, 2011 with a redline of the Schedules filed therewith [DE 561] and as modified further on

1 The Debtors in these cases, along with their case numbers, addresses, and the last four digits of each Debtor’s federal tax identification number, are:  Global Capacity Holdco, LLC, 180 North LaSalle Street, Suite 2430, Chicago, IL 60601 (10-12302)(8858); Global Capacity Group, Inc., 180 North LaSalle Street, Suite 2430, Chicago, IL 60601 77024 (10-12303)(0073); 20/20 Technologies, Inc., 180 North LaSalle Street, Suite 2430, Chicago, IL 60601 (10-12304)(5612); Centrepath, Inc., 275 Winter Street, Waltham, MA 02451 (10-12305)(9034); Capital Growth Systems, Inc., 180 North LaSalle Street, Suite 2430, Chicago, IL 60601 (10-12306)(3505); Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC), 180 North LaSalle Street, Suite 2430, Chicago, IL 60601 (10-12307)(1970); FNS 2007, Inc. (f/k/a Frontrunner Network Systems, Corp.), 180 North LaSalle Street, Suite 2430, Chicago, IL 60601  (10-12308)(7892); Nexvu Technologies, LLC, 180 North LaSalle Street, Suite 2430, Chicago, IL 60601 (10-12309) (4626); and 20/20 Technologies I, LLC, 180 North LaSalle Street, Suite 2430, Chicago, IL 60601  (10-12310)(5514).
2 Capitalized terms not defined herein refer to terms defined in the Sale Order or Modified Pivotal APA.

January 21, 2011 [DE 579], which was also filed with the Debtors’ February 1, 2011 Securities and Exchange Commission 8-K Report, is attached as Exhibit 2.

The Sale was accomplished through a transfer of the Purchased Assets, and not an Alternative Transaction or Reorganization Election.  The Debtors’ equity interests in Magenta netLogic Limited, UK were transferred to Pivotal, free and clear of any liens and claims.  Schedule 2.1(c)(ii) changes the list of assumed and rejected contracts by rejecting the following additional contracts:

Regulatory and Tax Consultants	Master Services Agreement
Vanco US, LLC	Managed Services Subcontract and related Amendments

It lists the following additional contracts as assigned that were entered into postpetition in the ordinary course of business:

Schedule 2.1(c)(i):

Airespring, Inc.	Individual Service Orders and Change Orders along with the relevant Master Services Agreement, Amendments, Exhibits and Schedules or Terms & Conditions
Baystate Health, Inc.	Master Purchase, License and Service Agreement and related Attachment, Amendments & Statements of Work

Schedule 2.1(c)(ii):

Nitel, Inc.	Master Agreement and related Amendments, Schedules, Exhibits, Service Orders and Change Orders
Viodel Communication Solutions	Agent Agreement
AP Telecom	Business Development Agreement
Vision Global Technology	Business Development Agreement
Vision Global Technology	Consulting Agreement
Optelcon	Business Development Agreement
Pacetel Inc	Business Development Agreement

Schedule 2.1(d) lists changes in various security deposits to be transferred to Pivotal, and Schedule 2.1(e) is expanded to list the Oracle licenses being transferred pursuant to a stipulation with Oracle and to update the list of domain names being transferred.

Schedule 2.2(e) adds to the list of vendor contracts not being assumed:

Concur Technologies, Inc.	Business Services Agreement and Initial Sales Order Form dated June 4, 2010

Hibernia Atlantic	Master Agreement and related Amendments, Schedules, Exhibits, Service Orders and Change Orders
Optelcon	Cost Management Consulting Agreement dated July 8, 2010
PaceTel, Inc.	Agreement dated December 14, 2007
Regulatory & Tax Consultants	Master Services Agreement and related Schedules

The Debtors have assumed and assigned to Pivotal each of the Assumed Liabilities.  Cure obligations due as of the Closing have been paid in the amounts set forth in the final version of Schedule 2.3(c) to the Modified Pivotal APA attached hereto, using first any estate funds deemed unencumbered to the extent such funds have not been used to satisfy Administrative Expenses.  The Cure Amounts on Schedule 2.3(c) have been revised to delete a cure for Wiltel (since it is an affiliate of Level 3 and part of the stipulated treatment of Level 3 in the Sale Order), to show the AT&T Cure Amount as undisputed, and to show the agreed amounts due to AboveNet and Qwest.  It also deletes the Cure Amount for Regulatory and Tax Consultants, LLP, since its contract is not being assigned.  Various notice Schedules have been updated to reflect current facts and circumstances as of the Closing.

A settlement has not been reached with Vanco, and accordingly Pivotal posted a deposit in the amount of $1,085,535.78 into the trust account of Weissberg & Associates, Ltd. to satisfy the constructive trust claim of Vanco US, LLC (“Vanco”) as a Mission Critical Vendor claim only if Vanco wins its constructive trust litigation, in accordance with the October 8, 2010 stipulated order in the Bankruptcy Cases [Adv. Pro. 10-53164 DE 11], and APA 3.1(b)(iii).  See attached escrow confirmation attached as Exhibit 3.

The Federal Communications Commission (the “FCC”) approved the Sale and authorized and licensed Pivotal to operate the Debtors’ Business by order entered April 28, 2011 and effective May 15, 2011.  Multiple State Governmental Bodies have granted all Regulatory Approvals required for the consummation of the Modified Pivotal APA.  Some State Governmental Bodies have approved the transfer of Purchased Assets, but not yet granted regulatory approval licensing Pivotal to provide telecommunications services (“Licensing Approval Pending”).  A few State Governmental Bodies have not yet granted Regulatory Approval for the transfer of Purchased Assets (“Transfer Approval Pending”).

Accordingly, with respect to States where there is Licensing Approval Pending, the Debtors and Pivotal have entered into the Management Services Agreement (the “MSA”) authorized in the Modified Pivotal APA and the Sale Order.  A copy of the MSA is attached as Exhibit 4.  With respect to States where there is Transfer Approval Pending, the Debtors retain title to Purchased Assets needing transfer approval (the “Non-Transferred Assets,” as authorized in the Modified Pivotal APA and Sale Order) pending receipt of such authorizations and consents, and any Assumed Liabilities specifically related to such Non-Transferred Assets will be transferred to Pivotal upon such approval.  The MSA provides for and the Debtors shall hold and treat such assets in accordance with the terms set forth in the MSA.  The Debtors will continue to operate as Chapter 11 debtors in possession, providing telecommunications services and retaining ownership of the Non-Transferred Assets as long as necessary under the MSA.

Most of the Debtors’ officers and directors, along with the Debtors’ employees, have terminated their positions with the Debtors and are now employed by and some are officers and directors of GC Pivotal.  The Debtors have two continuing directors, Robert Pollan and Christopher Hoyle.  James Butala will serve as the principal officer of the Debtors, with the titles Chief Administrative Officer, Secretary and Treasurer.  Mr. Butala is a former Controller of the Debtors, left the company before the bankruptcy petitions were filed, and since 2011 has been working as a part-time advisor to the Debtors in the accounting department.  Mr. Pollan will serve as Assistant Secretary and Assistant Treasurer.

After entry of the Sale Order and before the Closing, as explained at the Sale Hearing [DE 620 (transcript) at 104-05], and as authorized by Court order on July 27, 2010 [DE 48] and the Sale Facility Order [DE 610], Pivotal authorized draws on the Sale Facility in the amount of $188,841.87, which were used by the Debtors to pay certain Pre-Petition Priority Tax Claims.  Pivotal also authorized a pre-closing draw on the Sale Facility in the amount of $299,364 to pay the premium to purchase the Directors & Officers Liability Insurance Runoff coverage.  The policy was acquired to be effective as of the Sale closing, so the policy was purchased and that portion of the Wind Down Budget costs was funded the business day before the closing.  The D&O tail coverage premium was larger than expected, so that the Wind Down Budget ended up at $525,000.

As further authorized by the order approving interim fee applications [DE 761], the DIP Facility Order and the Sale Facility Order, Pivotal authorized the Debtors to use $90,000 to pay unpaid professional fees of one of the Debtors’ approved professionals, Lance J.M. Steinhart, P.C.  That firm handled the regulatory approvals that were integral to the ability of Debtors to close the Sale.  The $90,000 payment results in the Steinhart firms having received approximately 50% of its Court-approved fees, like most others of Debtors’ professionals (with the notable exception of Capstone, which has received 72% of its Court-approved fees).  A previously-authorized but unused draw on the DIP Facility was used to fund and make the fee payment, resulting in an increase in the DIP Facility payoff as part of the Sale closing in that amount, and a decrease in the “Fee Payment Cap” under the Modified Pivotal APA.

The pre-closing draws on the DIP Facility and Sale Facility reduced the amount remaining for payment of Priority Claims at Closing (as to the tax payments) and the Fee Payment Cap, both as to the Wind Down Budget (as to the D&O Runoff coverage premium) and Fee Claims (Steinhart fees), and reduced the Purchase Price amount available at Closing under the Sale Facility.  The Cure Amounts at Closing total $6,599,772.15 cash (with the total net Cure Amounts being $6,487,653.58 for Mission Critical Vendors (after application of the Adequate Assurance Deposit amounts) and $112,118.57 for other Executory Contracts), as set forth in Schedule 2.3(c) to the Modified Pivotal APA attached hereto.   The Cure Amounts have been funded to the Debtors, and they are transmitting funds to the Mission Critical Vendors and other Executory Contract counter-parties by checks and wire transfers within the next few days.  The Existing DIP Payment Amounts, as of the Closing, total $10,699,360.82 (less the advances noted above).

A chart showing the Purchase Price (apart from Assumed Liabilities), pre-Closing payments and credit bid amounts is attached as Exhibit 5.  There is a cash balance of $1,256,385.98 in addition to the Wind Down budget balance of $225,636.  Pursuant to Modified Pivotal APA 3.1(b)(i)(B), this money is to be used for remaining Priority Claims and to satisfy Fee Claims, U.S. Trustee Fees for the post-Closing period and the distributions made in connection with the Closing and Wind Down Budget obligations (the Fee Payment Cap).

The Court has not yet determined the amount of any administrative expense claim of Capstone Investments, or whether the Plan confirmed by the Court on February 4, 2011 [DE 626] will go into effect.  In accordance with the Sale Order, Pivotal has drawn on the Sale Facility in the Purchase Price Balance amount and wire-transferred it to the Debtors, to be held in their DIP bank accounts pending entry of further orders of the Court and pursuant to such orders. The Wind Down Budget portion of the Purchase Price balance has been segregated into a separate DIP account.

RESPECTFULLY SUBMITTED this 16th day of May, 2011.

WOMBLE CARLYLE SANDRIDGE
& RICE, PLLC

/s/ Thomas M. Horan
Francis A. Monaco, Jr. (DE Bar No. 2078)
Mark L. Desgrosseilliers (DE Bar No. 4083)
Thomas M. Horan (DE Bar No. 4641)
222 Delaware Avenue, Suite 1501
Wilmington, DE 19801
Telephone: (302) 252-4320
Facsimile: (302) 252-4330
E-mail: fmonaco@wcsr.com
E-mail: mdesgrosseilliers@wcsr.com
E-mail: thoran@wcsr.com

-and-

WEISSBERG AND ASSOCIATES, LTD.
Ariel Weissberg (pro hac vice)
401 S. LaSalle, Suite 403
Chicago, IL 60605
Telephone: 312-663-0004
Facsimile: 312-663-1514
E-mail: ariel@weissberglaw.com

-and-

HELLER, DRAPER, HAYDEN, PATRICK
& HORN, LLC
Douglas S. Draper (LA Bar No. 5073)
William H. Patrick, III (LA Bar No. 10359)
Leslie A. Collins (LA Bar No. 14891)
650 Poydras Street, Suite 2500
New Orleans, Louisiana 70130-6103
Telephone: (504) 299-3300
Facsimile: (504) 299-3399
E-mail: ddraper@hellerdraper.com
E-mail: wpatrick@hellerdraper.com
E-mail: lcollins@hellerdraper.com

Attorneys for the Debtors and
Debtors-in-Possession

PACHULSKI STANG ZIEHL & JONES LLP

By:	Laura Davis Jones
Laura Davis Jones (Bar # 2436)
Timothy P. Cairns (Bar # 4228)
919 N. Market Street, 17th Floor
Wilmington , DE 19899-8705
LJones@pszjlaw.com
TCairns@pszjlaw.com

-and-

LEWIS AND ROCA, LLP
Susan M. Freeman (pro hac vice)
Dawn M. Cica (pro hac vice)
40 N. Central Avenue, Suite 1900
Phoenix, AZ 85004-4429
SFreeman@LRLaw.com
DCica@LRLaw.com
(602) 262-5756

Attorneys for Pivotal